                         BRIDGE SECURITIES PURCHASE AGREEMENT



                                     DATED AS OF


                                    JUNE 13, 1997


                                        AMONG


                              VISUAL EDGE SYSTEMS INC.,
                                    AS THE ISSUER,

                                         AND

                             INFINITY INVESTORS LIMITED,
                       INFINITY EMERGING OPPORTUNITIES LIMITED,
                               SANDERA PARTNERS, L.P.,
                                         AND
                             LION CAPITAL PARTNERS, L.P.

                                  AS THE PURCHASERS

                         BRIDGE SECURITIES PURCHASE AGREEMENT


    AGREEMENT, dated as of June 13, 1997, among Visual Edge Systems Inc. (the "Company"), and INFINITY INVESTORS LIMITED, INFINITY EMERGING OPPORTUNITIES LIMITED, SANDERA PARTNERS, L.P. and LION CAPITAL PARTNERS, L.P. (collectively, the "Purchasers").

    The parties hereto agree as follows:


                                      ARTICLE I

                                     DEFINITIONS


    SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

    "Additional Grant Shares" shall mean a number of shares of Common Stock equal to the quotient obtained by dividing $1,000,000 by the average Closing Bid Prices of the Common Stock for the fifteen (15) Trading Days prior to December 31, 1997, and subtracting therefrom the number of Grant Shares issued on the Closing Date.

    "Affiliate" means, with respect to any Person (the "Subject Person"), (i) any other Person (a "Controlling Person") that directly, or indirectly through one or more intermediaries, Controls the Subject Person or (ii) any other Person (other than the Subject Person or a Consolidated Subsidiary of the Subject Person) which is Controlled by or is under common Control with a Controlling Person.

    "Agreement" means this Agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

    "Applicable Percentage" shall mean the following percentages for any conversion into shares of Common Stock of all or any portion of the Convertible Instruments effected, by reference to the Conversion Date, between the following dates:

         CONVERSION DATE                         APPLICABLE PERCENTAGE
         ---------------                         ---------------------

         January 1, 1998 - February 28, 1998             85.0%
         March 1, 1998 - April 30, 1998                  82.5%
         May 1, 1998 - June 30, 1998                     80.0%
         July 1, 1998 and thereafter                     77.5%


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    "Asset Sale" has the meaning set forth in Section 8.20.

    "Balance Sheet" has the meaning set forth in Section 5.5

    "Balance Sheet Date" has the meaning set forth in Section 5.5.

    "Barnett Bank Facility " means that certain Credit Agreement dated March 26, 1997 between the Company and Barnett Bank, N.A..

    "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any Financing Entity.

    "Bridge Period" means the time period commencing on the Closing Date and ending on December 31, 1997.

    "Benefit Plans" has the meaning set forth in Section 5.7(b).

    "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

    "Capital Expenditures" means any expenditure by the Company or any Subsidiary for an asset which will be used in a year or years subsequent to the year in which the expenditure is made and which asset is properly classifiable in relevant financial statements as property, equipment, improvements or fixed assets, or a similar type of capitalized asset in accordance with GAAP. The acquisition of vans in accordance with Schedule VI attached hereto constitutes Capital Expenditures.

    "Capital Reorganization" has the meaning set forth in Section 11.5.

    "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured as to principal and interest by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank having combined capital, surplus and undivided profits of not less than $100,000,000 (including a domestic branch of a foreign bank) whose outstanding senior long-term debt securities are rated, or that is a wholly owned Subsidiary of a bank holding company whose outstanding senior long-term debt securities are rated, either A-or higher by Standard & Poor's Ratings Service or A3 or higher by Moody's Investors Service, Inc., maturing within one year of the date of acquisition,
(iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Service or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.,


BRIDGE SECURITIES PURCHASE AGREEMENT - Page 2
(Visual Edge Systems Inc.)

maturing within one year after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

    "Certificate of Designation" means a Certificate of Designation in a form reasonably acceptable to the Purchasers containing substantially identical terms to the terms of the Convertible Notes set forth herein and in the Convertible Notes excepting differences caused by the inherent character of indebtedness and preferred stock setting forth the rights, privileges and limitations of the Preferred Stock to be issued by the Company in connection with a Recapitalization Event.

    "Change of Control" means (i) any person or group of persons (within the meaning of Sections 13 and 14 of the Exchange Act and the rules and regulations of the Commission relating to such Sections) shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated by the Commission pursuant to the Exchange Act) of 33a% or more of the outstanding shares of Common Stock of the Company, (ii) any sale or other disposition (other than by reason of death or disability) of any Common Stock of the Company held by Earl Takefman and Alan Lubell resulting in such Persons owning, in the aggregate less than 33-1/3% of the outstanding shares of such Common Stock; or
(iii) individuals constituting the board of directors of the Company (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 50.1% of the directors then still in office who were either directors as of the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

    "Closing Bid Price" shall mean the closing bid price of the Company's Common Stock as reported by Bloomberg L.P. on the NASDAQ Stock Market's Small Cap Market (the "NASDAQ Market") or, if not reported by Bloomberg, L.P. on the NASDAQ Market, as reported by such other exchange or market where the Common Stock is then traded.

    "Closing Date" means the date on which all of the conditions set forth in Sections 7.1 and 7.2 shall have been satisfied and the Securities have been issued by the Company and the Purchase Price paid by the Purchasers.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission or any entity succeeding to all of its material functions.

    "Common Stock" means the common stock, par value $.01 per share, of the Company.

    "Company" means Visual Edge Systems Inc., a corporation incorporated under the laws of Delaware, and its successors.




BRIDGE SECURITIES PURCHASE AGREEMENT - Page 3
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

    "Company Corporate Documents" means the certificate of incorporation and by-laws of the Company.

    "Consolidated Net Earnings" means at any date the consolidated net income (or loss) of the Company determined on a consolidated basis, provided there shall be excluded therefrom (a) the net income (but not net loss) of any Subsidiary of the Company which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to the Company to the extent of such restrictions, (b) the net income of any Person that is not a Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid in cash to the Company by such other Person during such period, (c) gains or losses on asset dispositions by the Company or its Subsidiaries, (d) all extraordinary gains and extraordinary losses and (e) the net income of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Company or is merged into or consolidated with the Company.

    "Consolidated Net Worth" means at any date the total shareholder's equity which would appear on a consolidated balance sheet of the Company prepared as of such date.

    "Consolidated Subsidiary" means at any date with respect to any Person any Subsidiary or other entity, the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

    "Control" (including, with correlative meanings, the terms "Controlling," "Controlled by" and under "common Control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise .

    "Conversion Date" shall mean the date of delivery (including delivery via telecopy) of a Notice of Conversion for all or a portion of a Convertible Instrument by the holder thereof to the Company and the Transfer Agent.

    "Conversion Price" shall mean the formula F/P where F = the face amount of the Convertible Instrument being converted, together with accrued and unpaid interest and/or dividends thereon through the Conversion Date, as applicable, and P = the lesser of (x) the Maximum Conversion Price and (y) and the product of the Applicable Percentage multiplied by the Market Price as of the Conversion Date.

    "Convertible Instrument(s)" means, individually and collectively, as the context requires, the Convertible Notes and the Preferred Shares following their issuance upon a Recapitalization Event.

    "Convertible Notes" means the Company's promissory notes substantially in the form set forth as Exhibit A hereto.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page4
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

    "Deadline" has the meaning set forth in Section 10.3.

    "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (x) are capitalized in accordance with GAAP or (y) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others Guaranteed by such Person.

    "Default" means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Discounted Equity Offerings" has the meaning set forth in Section 10.2.

    "Directors" means the individuals then serving on the board of directors of the Company.

    "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the cleanup or other remediation thereof.

    "Equity Financing" means a financing consummated through the issuance of equity securities (or securities convertible into or exchangeable for equity securities) of the Company, other than Permitted Financings.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

    "ERISA Group" means the Company and each Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Code.

    "Event of Default" has the meaning set forth in Article XII hereof.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 5
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

    "Financing Documents" means this Agreement, the Warrants, the Certificate of Designation, the Transfer Agent Agreement, the Registration Rights Agreement and the Convertible Notes.

    "Fixed Price" has the meaning set forth in Section 11.1.

    "Formula Price" has the meaning set forth in Section 3.4(b).

    "GAAP" has the meaning set forth in Section 1.2.

    "Grant Shares" means a number of shares of Common Stock to be issued to the Purchasers on the Closing Date equal to the quotient obtained by dividing $1,000,000 by the Market Price of the Common Stock as of the date immediately prior to the Closing Date.

    "Grant Share Registration Statement" has the meaning set forth in Section 10.1(b) hereof.

    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or
(ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

    "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Laws.

    "Intellectual Property" has the meaning set forth in Section 5.19.

    "Investment" means any investment in any Person, whether by means of share purchase, partnership interest, capital contribution, loan, time deposit or otherwise.

    "IPO Warrants" means warrants to acquire up to 1,495,000 shares of Common Stock issued by the Company in connection with the Company's initial public offering of Common Stock.

    "Lien" means, any lien, mechanic's lien, materialmen's lien, lease, easement, charge, encumbrance, mortgage, conditional sale agreement, title retention agreement, agreement to sell



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 6
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

or convey, option, claim, title imperfection, encroachment or other survey defect, pledge, restriction, security interest or other adverse claim, whether arising by contract or under law or otherwise (including, without limitation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

    "Limitation on Conversion" has the meaning set forth in Section 10.5.

    "Listing Applications" shall have the meaning set forth in Section 5.3(a).

    "Majority Holders" means (i) as of the Closing Date, the Purchasers and
(ii) at any time thereafter, the holders of more than 50% in aggregate principal amount of the Convertible Instruments outstanding at such time.

    "Market Price" shall mean the average of the Closing Bid Prices of the Common Stock for the five (5) Trading Days preceding but excluding the date of determination.

    "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $500,000.

    "Maturity Date" shall mean June 13, 2000.


    "Maximum Conversion Price" shall mean the following prices for any conversion of the Convertible Instruments effected, by reference to the Conversion Date, between the following dates:

         CONVERSION DATE                         APPLICABLE PRICE
         ---------------                         ----------------

         January 1, 1998 - February 28, 1998          $10.00
         March 1, 1998 - April 30, 1998               $12.50
         May 1, 1998 - June 30, 1998                  $15.00
         July 1, 1998 and thereafter                  $17.50

    "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

    "Net Cash Proceeds" means, with respect to any transaction, the total amount of cash proceeds received by the Company or any Subsidiary less (i) reasonable underwriters' fees, brokerage commissions, reasonable professional fees and other customary out-of-pocket expenses payable in connection with such transaction, (ii) in the case of dispositions of assets,



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 7
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

(A) actual transfer taxes (but not income taxes) payable with respect to such dispositions, and (B) the amount of Debt. if any, secured by a Lien on the asset or assets disposed of and required to be, and actually repaid by the Company or any Subsidiary in connection therewith, and any trade payables specifically relating to such asset or assets sold by the Company or any Subsidiary that are not assumed by the purchaser of such asset or assets.

    "Notice of Conversion" means the form to be delivered by a holder of a Convertible Instrument upon conversion of all or a portion thereof to the Transfer Agent and the Company substantially in the forms of Exhibit B (Convertible Notes) and Exhibit C (Preferred Shares) attached hereto.

    "Notice of Exercise" means the form to be delivered by a holder of Warrants upon exercise of all or a portion thereof to the Company substantially in the form of Exhibit D attached hereto.

    "Other Taxes" has the meaning set forth in Section 3.9.

    "Par Value Redemption Price" has the meaning set forth in Section 3.4(b).

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of the Company and the Subsidiaries, including state, federal, city and county permits and approvals.

    "Permitted Financings" means (i) Revolving Credit Debt and (ii) the issuance of shares of Common Stock pursuant to or in connection with (a) any merger or acquisition entered into by the Company, (b) options and warrants disclosed on Schedule II to this Agreement or in connection with employee and director stock option plans of the Company and (c) payments to Great White Shark Enterprises, Inc. under that License Agreement between Greg Norman, Great White Shark Enterprises, Inc. and the Company dated as of March 1, 1996 (the "Norman License Agreement").

    "Permitted Transferee" means any Person that acquires Additional Grant Shares, Grant Shares, the Convertible Instruments or Warrants, or the shares of Common Stock issuable upon conversion of the Convertible Instruments or exercise of the Warrants, in compliance with Article IX other than any Person who acquires such Additional Grant Shares, Grant Shares, Convertible Instruments, Warrants or shares of Common Stock issuable upon conversion or exercise thereof
(i) in a public offering or (ii) in the open market, pursuant to sales under Rule 144 of the Securities Act or otherwise.



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

    "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

    "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    "Preferred Shares" means shares of the Company's Preferred Stock.

    "Preferred Stock" means the Company's Series A Convertible Preferred Stock which shall be issued in accordance with the terms of the Certificate of Designation upon the occurrence of a Recapitalization Event.

    "Principal Transactions" means (i) the payment of fees and expenses relating to the issuance and sale of the Securities and (ii) the repayment of the Barnett Bank Facility and cancellation of all letters of credit, cash collateral arrangements or guarantees of the payment thereof.

    "Purchase Price" means the purchase price for the Convertible Notes, Warrants and Grant Shares set forth in Section 2.1 hereof.

    "Purchasers" means, collectively, Infinity Investors Limited, Infinity Emerging Opportunities, Limited and Lion Capital Partners, L.P. and their successors and assigns, including holders from time to time of the Convertible Instruments.

    "Recapitalization Event" has the meaning set forth in Section 3.8.

    "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

    "Registration Rights Agreement" means the agreement between the Company and the Purchasers dated the date hereof substantially in the form set forth in Exhibit E.

    "Restricted Payment" means, with respect to any Person, (i) any dividend or other distribution on any shares of capital stock of such Person (except dividends payable solely in shares of capital stock of the same or junior class of such Person and dividends payable by the Company on the Preferred Stock),
(ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of such Person's capital stock or (b) any option, warrant or other right to acquire shares of such Person's capital stock or (iii) any loan, or advance or capital contribution to any Person (a "Stockholder") owning any capital stock of such Person



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 9
(Visual Edge Systems Inc.)

other than relocation, travel or like advances to officers and employees in the ordinary course of business.

    "Revaluation Trigger Date" shall mean the earliest to occur of (x) the date on which the Grant Share Registration Statement is declared effective by the Commission, (y) the date on which the Company publicly announces that it is redeeming the IPO Warrants or (z) October 1, 1997.

    "Revolving Credit Debt" means any borrowing by the Company under a revolving credit facility, provided the amount of Debt owed thereunder is required to be or is reduced to zero for at least thirty (30) consecutive days during the fiscal year in which such facility is established.

    "Rights Offering" has the meaning set forth in Section 11.3.

    "SEC Reports" shall have the meaning set forth in Section 5.5.

    "Second Registration Maintenance Period" means the period (i) with respect to the Registrable Securities other than the shares of Common Stock issuable upon exercise of the Warrants, the date commencing on the Closing Date and ending on the second anniversary thereof and (ii) with respect to the shares of Common Stock issuable upon exercise of the Warrants, the date commencing on the Closing Date and ending on the 5th anniversary thereof, in each case subject to the right of the Company to suspend the effectiveness of the Second Registration Statement for not more than 30 consecutive days or an aggregate of 90 days during such applicable period, provided the reference to 30 consecutive days shall be 60 consecutive days in the event the Company has publicly announced a transaction and, in connection therewith, the Company's independent certified public accountants have delivered a certificate to the Purchasers stating that it is not reasonably practicable to prepare and file with the Commission all necessary accounting information associated with such transaction to cause the Second Registration Statement to be reinstated during such 30 day period.

    "Second Registration Statement" has the meaning set forth in Section
10.1(b).

    "Securities" means the Convertible Notes, the Preferred Shares, the Warrants, the Grant Shares, the Additional Grant Shares and the shares of Common Stock issuable upon conversion of the Convertible Notes and Preferred Shares and the exercise of the Warrants.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Share Reorganization" has the meaning set forth Section 11.2.

    "Special Distribution" has the meaning set forth in Section 11.4.

    "Status Certificate" has the meaning set forth in Section 7.1(g).



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    "Subsidiary" means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless specified to the contrary, "Subsidiary" means a Subsidiary of the Company.

    "Subsidiary Corporate Documents" means the certificates of incorporation and bylaws of each Subsidiary.

    "Taxes" has the meaning set forth in Section 3.9.

    "Test Period" shall mean the period from the Revaluation Trigger Date through and including December 31, 1997.

    "Trading Day" shall mean any Business Day in which the NASDAQ Market or other automated quotation system or exchange on which the Common Stock is then traded is open for trading for at least four (4) hours.

    "Transfer" means any disposition of Securities that would constitute a sale thereof under the Securities Act.

    "Transfer Agent" means the Company's stock transfer agent.

    "Transfer Agent Agreement" means the agreement dated the date hereof among the Company, the Transfer Agent and the Purchasers, dated the date hereof substantially in the form set forth in Exhibit F.

    "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

    "Warrants" means the Warrants issued to the Purchasers on the Closing Date in the form of Exhibit G hereto to purchase 100,000 shares of Common Stock in the aggregate (subject to adjustment as set forth herein).

    SECTION 1.2. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a consistent basis (except for changes concurred in by the Company's independent public accountants) ("GAAP"); PROVIDED that if the Company notifies



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 11
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

each of the Purchasers that it wishes to amend any covenant in Article VIII to eliminate the effect of any change in GAAP on the operation of such covenant (or if either of the Purchasers notifies the Company that the Majority Holders wish to amend Article VIII for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Majority Holders. All references to "dollars," "Dollars" or "$" are to United States dollars unless otherwise indicated. All references to the principal amount or balance of a Convertible Instrument shall, with respect to the Preferred Shares, mean and constitute the liquidation preference thereof as set forth in the Certificate of Designation. All references to interest payable with respect to a Convertible Instrument shall, with respect to the Preferred Shares, mean and constitute a reference to dividends.


                                      ARTICLE II

                           PURCHASE AND SALE OF SECURITIES

    SECTION 2.1.   COMMITMENT TO PURCHASE.

         (a) Subject to the terms and conditions set forth herein, the Company agrees to issue and sell and, subject to the terms and conditions set forth herein and in reliance on the representations and warranties of the Company contained herein, the Purchasers agree to purchase, the Securities as set forth below.

         (b) Each Purchaser shall acquire a portion of the Convertible Notes on the Closing Date in an aggregate principal amount of $7,500,000 at an aggregate purchase price of $7,500,000.

         (c) Each Purchaser shall acquire a portion of the Grant Shares on the Closing Date at a purchase price equal to the product of $.01 multiplied by the number of Grant Shares acquired.

         (d) Each Purchaser shall acquire on the Closing Date a portion of the Warrants to purchase 100,000 shares of Common Stock at a purchase price of $1.00.

         (e) The portion of the Convertible Notes, Grant Shares and Warrants to be acquired by each Purchaser is set forth on SCHEDULE I attached hereto.

         (f)  The aggregate consideration payable pursuant to Section 2.1(b),
(c) and (d) above is collectively referred to as the "Purchase Price."

    SECTION 2.2. PURCHASE OF SECURITIES. (a) On the Closing Date, subject to the satisfaction of all terms and conditions set forth herein, each of the Purchasers shall deliver by wire transfer to the Transfer Agent immediately available funds in an amount equal to the portion



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 12
(Visual Edge Systems Inc.)

of the aggregate Purchase Price of the Convertible Notes, Warrants and Grant Shares to be purchased by it on the Closing Date, in the proportions as set forth on SCHEDULE I attached hereto.

    (b)  On the Closing Date, against payment as set forth in subsection 2.2
(a) above, the Company shall deliver to the Transfer Agent (i) a single Convertible Note for each Purchaser representing the principal amount of such Convertible Note issued to such Purchaser as of the Closing Date, (ii) a single share of Common Stock for each Purchaser representing the aggregate Grant Shares issued to such Purchaser as of the Closing Date and (iii) a single Warrant for each Purchaser representing the aggregate Warrants issued to such Purchaser as of the Closing Date.

    (c) As contemplated by the Transfer Agent Agreement, immediately upon receipt of the items specified in subsections 2.2 (a) and (b) above, the Transfer Agent shall (i) disburse the Purchase Price in accordance with Section 1 of the Transfer Agent Agreement, (ii) deliver the Grant Shares and Warrants to the Purchasers and (iii) retain the Convertible Notes for the benefit of the Purchasers, as described therein.

    (d) As further contemplated by Section 1(d) of the Transfer Agent Agreement, in lieu of effecting the closing of the purchase and sale of the Securities through the Transfer Agent, the Company and the Purchasers may consummate the deliveries described above in the manner described in Section 1(d) of the Transfer Agent Agreement.

                                     ARTICLE III

                       PAYMENT TERMS OF CONVERTIBLE INSTRUMENTS

    SECTION 3.1. PAYMENT OF INTEREST. Interest shall accrue on the principal amount of the Convertible Notes and shall be payable as provided therein.

    SECTION 3.2. PAYMENT OF PRINCIPAL AT MATURITY. The Company shall repay the unpaid principal balance of the Convertible Notes on the Maturity Date.

    SECTION 3.3. PAYMENT OF DIVIDENDS. Dividends shall accrue on the Preferred Shares as provided in the Certificate of Designation and shall be payable as provided therein.

    SECTION 3.4.   VOLUNTARY PREPAYMENTS OF CONVERTIBLE INSTRUMENTS.

    (a) Following the expiration of the Bridge Period, the Company may, at its option, following twenty (20) days prior written notice to the Purchasers (the expiration of such 20 day period being referred to as the "prepayment date") prepay all or any portion of the Convertible Instruments remaining unconverted on the prepayment date at the Formula Price, without any premium or penalty, specifying the amount of the prepayment. Partial prepayments shall be in an aggregate principal amount of $250,000 or a multiple thereof.



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

    (b) The Par Value Redemption Price shall mean the aggregate principal amount of the applicable Convertible Notes or liquidation preference of the Preferred Shares, as applicable, being redeemed, plus any accrued and unpaid interest on the Convertible Notes and dividends on the Preferred Shares, as applicable, through the applicable date of consummation of the redemption as specified in Section 3.6 below. The Formula Price shall mean the sum of (A) the product of (i) the number of shares of Common Stock into which the Convertible Instruments being redeemed are then convertible at the Conversion Price and (ii) the Closing Bid Price for the five (5) Trading Days ending two (2) Business Days immediately preceding the applicable date of consummation of the redemption as specified in Section 3.6 below, and (B) accrued and unpaid interest on the Convertible Notes and dividends on the Preferred Shares, as applicable.

    SECTION 3.5.   MANDATORY PREPAYMENTS.

    (a) Upon (i) the occurrence of a Change of Control of the Company, (ii) a transfer of all or substantially all of the assets of the Company to any Person in a single transaction or series of related transactions or (iii) a consolidation, merger or amalgamation of the Company with or into another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or
(y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock), the Company shall redeem all of the Convertible Instruments in cash for (I) the Par Value Redemption Price, if such redemption occurs prior to the expiration of the Bridge Period, and (II) the Formula Price, if such redemption occurs after the expiration of the Bridge Period.

    (b) Upon the consummation of one or more Equity Financings, the Company shall use 100% of the Net Cash Proceeds therefrom to redeem the Convertible Instruments. The redemption price payable upon any such redemption shall be (x) the Par Value Redemption Price, if such redemption occurs prior to the expiration of the Bridge Period, and (y) the Formula Price, if such redemption occurs after the expiration of the Bridge Period.

    (c) If Taxes are imposed upon the Company, the Company shall have the right following twenty (20) days prior written notice to the Purchasers (the expiration of such 20-day period being referred to as the "redemption date") to prepay all or any portion of Convertible Instruments remaining unconverted on the redemption date and held by a party subject to Taxes for (x) the Par Value Redemption Price, if such redemption occurs prior to the expiration of the Bridge Period, and (y) the Formula Price, if such redemption occurs after the expiration of the Bridge Period.

    (d) Immediately after the voluntary redemption by the Company of the IPO Warrants pursuant to their terms, the Company shall redeem at least $5,000,000 of the remaining principal balance of the Convertible Instruments for (x) the Par Value Redemption Price, if such redemption occurs prior to the expiration of the Bridge Period, and (y) the Formula Price, if such redemption occurs after the expiration of the Bridge Period.



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

    (e) Upon any exercise by the holders thereof of the IPO Warrants, the Company shall use 100% of the Net Cash Proceeds received in connection therewith to redeem the remaining principal balance of the Convertible Instruments for (x) the Par Value Redemption Price, if such redemption occurs prior to the expiration of the Bridge Period, and (y) the Formula Price, if such redemption occurs after the expiration of the Bridge Period.

    (f) Upon the receipt of any proceeds from key-man life insurance policies on the lives of key executive officers of the Company (including, without limitation, Earl Takefman), the Company shall use such proceeds to redeem the remaining principal balance of the Convertible Instuments for (x) the Par Value Redemption Price, if such redemption occurs prior to Rthe expiration of the Bridge Period, and (y) the Formula Price, if such redemption occurs after the expiration of the Bridge Period.

    SECTION 3.6.   PREPAYMENT PROCEDURES.

    (a) Any prepayment or redemption pursuant to Section 3.4 or 3.5 above of the Convertible Instruments shall be deemed to be consummated (for purposes of determining the Par Value Redemption Price or Formula Price, as applicable, and the time at which the Purchasers shall thereafter not be entitled to deliver a Notice of Conversion for the Convertible Instruments) as follows:

         (I) A redemption pursuant to Section 3.4(a), the "prepayment date" specified therein;

         (II) A redemption pursuant to Section 3.5(a), the date of consummation of the applicable merger or asset sale;

         (III) A redemption pursuant to Section 3.5(b), the date of consummation of the applicable Equity Financing;

         (IV) A redemption pursuant to Section 3.5(c), the "redemption date" specified therein;

         (V) A redemption pursuant to Section 3.5(d), the date of the announcement of the redemption specified therein;

         (VI) A redemption pursuant to Section 3.5(e), five (5) Business Days following the receipt by the Company of all of the Net Cash Proceeds specified therein; and

         (VII) A redemption pursuant to Section 3.5(f), five (5) Business Days following receipt of the insurance proceeds specified therein.



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

    (b) Within one (1) Business Day after (x) the Maturity Date or (y) the effective date of a repayment or redemption of the Convertible Instruments as specified in Section 3.7(a) above, the Company shall deposit the applicable redemption price with the Transfer Agent for immediate delivery to each Purchaser of the Convertible Instruments subject to redemption as contemplated by the Transfer Agent Agreement. Should any Purchaser not receive payment of any amounts due on redemption of its Convertible Instruments by reason of the Company's failure to make payment at the times prescribed above for any reason (other than as a result of an action taken by Purchaser in breach of this Agreement), the Company shall pay to the applicable holder on demand (x) interest on the sums not paid when due at an annual rate equal to the lesser of
(I) the maximum lawful rate and (II) the then applicable interest or dividend rate on the Convertible Instruments being redeemed plus four percent (4%) compounded at the end of each thirty (30) days, until the applicable holder is paid in full and (y) all costs of collection, including, but not limited to, reasonable attorneys' fees and costs, whether or not suit or other formal proceedings are instituted.

    (c) The Company shall redeem all of the Preferred Shares issued and outstanding prior to redemption of any of the Convertible Notes. In addition, the Company shall select the Convertible Instruments to be redeemed in any redemption in which not all of the Convertible Instruments are to be redeemed so that the ratio of the Convertible Instruments of each holder selected for redemption to the total Convertible Instruments owned by that holder shall be the same as the ratio of all such Convertible Instruments selected for redemption bears to the total of all then outstanding Convertible Instruments. Should any Convertible Instruments be required to be redeemed under the terms hereof not be redeemed solely by reason of limitations imposed by law, the applicable Convertible Instruments shall be redeemed on the earliest possible dates thereafter that the applicable Convertible Instruments may be redeemed to the maximum extent permitted by law.

    (d) Any Notice of Conversion delivered by the Purchasers (including delivery via telecopy) to the Company and the Transfer Agent prior to the (x) Maturity Date or (y) effective date of a redemption specified in Section 3.6(a) above, shall be honored by the Company and the conversion of the Convertible Instruments shall be deemed effected on the Conversion Date.

    SECTION 3.7. RANKING. The Convertible Notes will rank as senior, unsecured obligations of the Company.

    SECTION 3.8. PREFERRED SHARES EXCHANGE. Effective January 1, 1998, the aggregate outstanding principal amount of Convertible Notes exceeding $2,500,000 shall be automatically exchanged for an equal amount of Preferred Shares (based upon the liquidation preference per share as provided in the Certificate of Designation) (the "Recapitalization Event"). In connection therewith:

              (a) The Company shall file with the Secretary of State of Delaware the Certificate of Designation, providing the Purchasers with evidence thereof.



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

         (b)  The Company shall issue the appropriate number of Preferred
Shares in the name of each Purchaser (based upon the portion of the Convertible Notes exchanged therefor) and shall deliver the same to the Transfer Agent to be held pursuant to the terms of the Transfer Agent Agreement, providing the Purchasers with evidence thereof.

         (c) The Company shall direct the Transfer Agent to record in the Accounting Ledger (as defined in the Transfer Agent Agreement) the reduction in the principal balance of the Convertible Notes converted into the Preferred Shares, providing the applicable Purchaser with evidence thereof.

    (d) The Recapitalization Event shall be effective without further action of the Company or the Purchasers on the earlier of (x) January 1, 1998, if the Company complies with the delivery requirements specified herein on or before January 5, 1998, or (y) the date all of such delivery requirements as so completed.

    SECTION 3.9. PAYMENT OF ADDITIONAL AMOUNTS. (a) Any and all payments by the Company hereunder or under the Convertible Instruments to any Purchaser and each "qualified assignee" thereof shall be made free and clear of and without deduction or withholding for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") unless such Taxes are required by law or the administration thereof to be deducted or withheld. If the Company shall be required by law or the administration thereof to deduct or withhold any Taxes from or in respect of any sum payable under the Convertible Instruments (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this Section 3.9) such Purchaser receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (ii) the Company shall make such deductions or withholdings; and (iii) the Company shall forthwith pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable law. A "qualified assignee" of a Purchaser is a Person that is organized under the laws of (I) the United States or (II) any jurisdiction other than the United States or any political subdivision thereof and that (y) represents and warrants to each of the Company that payments of the Company to such assignee under the laws in existence on the date of this Agreement would not be subject to any Taxes and (z) from time to time, as and when requested by the Company, executes and delivers to the Company and the Internal Revenue Service forms, and provides the Company with any information, necessary to establish such assignee's continued exemption from Taxes under applicable law.

    (b) The Company shall forthwith pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies hereinafter referred to as "Other Taxes") which arise from any payment made under any of the Financing Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 17
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

    (c) The Company shall indemnify each Purchaser, or qualified assignee, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 3.9) paid by each Purchaser, or qualified assignee, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date such Purchaser or assignee makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes submitted to the Company by such Purchaser or assignee shall be conclusive evidence of the amount due from the Company to such party.

    (d) Within 30 days after the date of any payment of Taxes, the Company will furnish to each Purchaser the original or a certified copy of a receipt evidencing payment thereof.

                                      ARTICLE IV

                               ADDITIONAL GRANT SHARES

    SECTION 4.1.   ADDITIONAL GRANT SHARES.  Upon expiration of the Test
Period, the Company shall issue the Additional Grant Shares to the Purchasers if, but only if, the Closing Bid Prices of the Common Stock for each Trading Day during any consecutive 10 Trading Days during the Test Period does not equal at least $10.675 per share (adjusted for any event specified in Article XI below). All such Additional Grant Shares shall be delivered no later than January 5, 1998 to the Purchasers pro rata according to the number of Grant Shares issued on the Closing Date, and in exchange thereof, the Purchasers shall pay to the Company in cash the product of $.01 multiplied by the number of Additional Grant Shares so issued.

                                      ARTICLE V

                            REPRESENTATIONS AND WARRANTIES

    The Company represents and warrants to the Purchasers as of the Closing Date as set forth herewith.

    SECTION 5.1. CORPORATE EXISTENCE AND POWER. The Company and each Subsidiary is a corporation (or other legal entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to conduct business as a foreign corporation, and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where such failure would not have a material adverse effect on the Company or the ability of the Company to continue its current operations.

    SECTION 5.2. AUTHORIZATION AND EXECUTION. The execution, delivery and performance by the Company of each Financing Document and the issuance by the Company of



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

the Securities have been duly and validly authorized and are within its corporate powers. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company. Each of the Financing Documents constitutes the valid and binding obligation of the Company, in each case enforceable against the Company in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting creditors rights generally and (ii) equitable principles of general applicability.

    SECTION 5.3.   GOVERNMENTAL AUTHORIZATION.

         (a) The execution and delivery by the Company of the Financing Documents does not and will not, the issuance and sale by the Company of the Securities does not and will not, and the consummation of the transactions contemplated hereby and thereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official except (a) such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date, (b) such actions or filings that, if not obtained, would not in the aggregate impose materially adverse conditions upon the Company and (c) listing applications ("Listing Applications") to be filed with NASDAQ relating to the Grant Shares, Additional Grant Shares (if issued) and the shares of Common Stock issuable upon conversion of the Convertible Instruments and exercise of the Warrants.

         (b) When issued and delivered in accordance with the terms of this Agreement, the Grant Shares, Additional Grant Shares (if issued) and the Preferred Shares (if issued) will be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of all claims or pre-emptive rights. Upon conversion in accordance with the terms of the Convertible Instruments, or upon exercise in accordance with the terms of the Warrants (assuming payment of the exercise price set forth in the Warrants), the shares of Common Stock when issued upon conversion or exercise thereof shall be duly and validly issued and outstanding, fully paid and nonassessable, free and clear of any claims or pre-emptive rights. Assuming the representations and warranties of the Purchasers herein are true and correct in all material respects, each of the Securities will have been issued in material compliance with all applicable U.S. federal and state securities laws.

    SECTION 5.4. CONTRAVENTION. The execution and delivery by the Company of the Financing Documents to which it is a party did not and will not, the issuance and sale by the Company of the Securities did not and will not and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the amended and restated articles of incorporation or by-laws of the Company or any Subsidiary or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any Subsidiary or any of their respective assets, or result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary. The Company and each Subsidiary is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 19
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

legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, except where such failure would not have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of such corporation.

    SECTION 5.5. FINANCIAL INFORMATION AND SEC REPORTS. The Company has timely filed all forms, reports and documents with the Commission since July 24, 1996, required to be filed by it under the Exchange Act through the date hereof (collectively, the "SEC Reports"). Such SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. there have been no material adverse changes in the Company=s business, properties, results of operations, condition (financial or otherwise) or prospects since the date of the Company=s most recent Report on Form 10-K for the year ended December 31, 1996, which have not been disclosed to the Purchasers in writing. The audited and unaudited consolidated balance sheets of the Company and its Subsidiaries contained in the SEC Reports, and the related consolidated statements of income, changes in stockholders= equity and changes in cash flows for the periods ended December 31, 1996 (the consolidated balance sheet of the Company and its subsidiaries as of December 31, 1996 is hereinafter referred to as the "Balance Sheet"), including the footnotes thereto, except as indicated therein, have been prepared in accordance with GAAP consistently followed throughout the periods indicated, except that the unaudited financial statements do not contain notes and may be subject to normal audit adjustments and normal annual adjustments. The Balance Sheet fairly presents the financial condition of the Company and its Subsidiaries at the date thereof and, except as indicated therein, reflects all claims against and all debts and liabilities of the Company and its Subsidiaries, fixed or contingent, as at the date thereof and the related statements of income, stockholders= equity and changes in cash flows fairly present the results of the operations of the Company and its Subsidiaries and the changes in their financial position for
the period indicated.   Since December 31, 1996 (the "Balance Sheet Date"),
except as disclosed in the SEC Reports, there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its subsidiaries, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company and its Subsidiaries except in the ordinary course of business; and no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

    SECTION 5.6. LITIGATION. There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, condition



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

(financial or otherwise), operations, performance, properties or prospects of the Company or which challenges the validity of any Financing Document.

    SECTION 5.7.   COMPLIANCE WITH ERISA AND OTHER BENEFIT PLANS.

    (a) Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any required contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA

    (b) The benefit plans not covered under clause (a) above (including profit sharing, deferred compensation, stock option, employee stock purchase, bonus, retirement, health or insurance plans, collectively the "Benefit Plans") relating to the employees of the Company are duly registered where required by, and are in good standing in all material respects under, all applicable laws. All required employer and employee contributions and premiums under the Benefit Plans to the date hereof have been made, the respective fund or funds established under the Benefit Plans are funded in accordance with applicable laws, and no past service funding liabilities exist thereunder.


    (c) No Benefit Plans have any unfunded liabilities, either on a "going concern" or "winding up" basis and determined in accordance with all applicable laws and actuarial practices and using actuarial assumptions and methods that are reasonable in the circumstances. No event has occurred and no condition exists with respect to any Benefit Plans that has resulted or could reasonably be expected to result in any pension plan having its registration revoked or wound up (in whole or in part) or refused for the purposes of any applicable laws or being placed under the administration of any relevant pension benefits regulatory authority or being required to pay any taxes or penalties (in any material amounts) under any applicable laws.

    SECTION 5.8. ENVIRONMENTAL MATTERS. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) are unlikely to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary. Each of the Company and the Subsidiaries conducts its businesses in compliance in all material respects with all applicable Environmental Laws.

    SECTION 5.9. TAXES. All United States federal, state, county, municipality local or foreign income tax returns and all other material tax returns (including foreign tax returns)



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

which are required to be filed by or on behalf of the Company and each Subsidiary have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and each Subsidiary have been paid except those being disputed in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of taxes or other governmental charges have been established in accordance with GAAP.

    SECTION 5.10. INVESTMENTS, JOINT VENTURES. The Company has no Subsidiaries or other direct or indirect Investment in any Person, and the Company is not a party to any partnership, management, shareholders' or joint venture or similar agreement.

    SECTION 5.11. NOT AN INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    SECTION 5.12. FULL DISCLOSURE. The information heretofore furnished by the Company to the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company or any Subsidiary to the Purchasers will not (in each case taken together and on the date as of which such information is furnished), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

    SECTION 5.13. CAPITALIZATION. As of the date hereof, the authorized, issued and outstanding capital stock of the Company is as set forth on Schedule II hereto; and no other shares of capital stock of the Company will be outstanding. Other than as set forth on Schedule II hereto, there are no subscriptions, options, warrants, rights, convertible securities, exchangeable securities or other agreements or commitments of any character pursuant to which the Company is required to issue any shares of its capital stock.

    SECTION 5.14. SOLICITATION. No form of general solicitation or general advertising was used by the Company or, to the best of its actual knowledge, any other Person acting on behalf of the Company in connection with the offer and sale of the Securities. Neither the Company, nor, to its knowledge, any Person acting on behalf of the Company, has, either directly or indirectly, sold or offered for sale to any Person (other than the Purchasers) any of the Securities or, within the six months prior to the date hereof, any other similar security of the Company except as contemplated by this Agreement, and the Company represents that neither itself nor any Person authorized to act on its behalf (except that the Company makes no representation as to the Purchasers and their Affiliates) will sell or offer for sale any such security to, or solicit any offers to buy any such security from, or otherwise approach or negotiate in respect thereof with, any Person or Persons so as thereby to cause the issuance or sale of any of the Securities to be in violation of any of the provisions of
Section 5 of the Securities Act.



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

    SECTION 5.15. PERMITS. (a) Each of the Company and its Subsidiaries has all material Permits as are necessary for the conduct of its business as it has been carried on; (b) all such Permits are in full force and effect, and each of the Company and its Subsidiaries has fulfilled and performed all material obligations with respect to such Permits; (c) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permit; and (d) the Company has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

    SECTION 5.16. LEASES. Except as disclosed on Schedule III hereto, neither the Company nor any Subsidiary is a party to any capital lease obligation with a value greater than $100,000 or to any operating lease with an aggregate annual rental greater than $100,000 during the life of such lease.

    SECTION 5.17. ABSENCE OF ANY UNDISCLOSED LIABILITIES OR CAPITAL CALLS. There are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements delivered pursuant to
Section 5.5 hereof and (ii) other undisclosed liabilities which, individually or in the aggregate, are not material to the Company.

    SECTION 5.18. GOVERNMENTAL REGULATION. Neither the Company nor any Subsidiary is, or will be upon the issuance and sale of the Securities and the use of the proceeds described herein, subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to issue and perform its obligations under any Financing Document.

    SECTION 5.19. INTELLECTUAL PROPERTY RIGHTS. Each of the Company and its Subsidiaries owns, or is licensed under, and has the rights to use, all material patents, trademarks, trade names, copyrights, technology, know-how and processes (collectively, "Intellectual Property") used in, or necessary for the conduct of its business; no claims have been asserted by any Person to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto. To the best of the Company's and its Subsidiaries' knowledge, there is no valid basis for any such claim and the use of such Intellectual Property by the Company and its Subsidiaries will not infringe upon the rights of any Person.

    SECTION 5.20. INSURANCE. The Company and its Subsidiaries maintain, with financially sound and reputable insurance companies, insurance in at least such amounts and against such risks such that any uninsured loss would not have a material adverse effect on the business, conditon (financial or otherwise), operations, performance, properties or prospects of the Company. All insurance coverages of the Company and its Subsidiaries are in full force and effect and there are no past due premiums in respect of any such insurance.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 23
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

    SECTION 5.21. TITLE TO PROPERTIES. The Company and its Subsidiaries have good and indefeasible title to all their respective properties reflected on the financial statements referred to in Section 5.5, and, except for the Liens permitted by Section 8.11, there is no Lien on any asset of the Company or its Subsidiaries. Except for financing statements (or their equivalent) filed, recorded or registered with respect to Liens permitted by Section 8.11, there are no currently effective financing statements (or their equivalent) of record in any jurisdiction covering any tangible or intangible assets of the Company of any Subsidiary.

                                      ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

    SECTION 6.1. PURCHASE FOR INVESTMENT; AUTHORITY; BINDING AGREEMENT. Each Purchaser as to itself only hereby represents and warrants to the Company that:

    (a) the Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act and the Securities to be acquired by it pursuant to this Agreement are being acquired for its own account and not with a view toward, or for sale in connection with, any distribution thereof except in compliance with applicable United States federal and state securities law; provided that the disposition of the Purchaser's property shall at all times be and remain within its control;

    (b) the execution, delivery and performance of this Agreement and the purchase of the Securities pursuant hereto are within the Purchaser's corporate or partnership powers, as applicable, and have been duly and validly authorized by all requisite corporate or partnership action;

    (c)  this Agreement has been duly executed and delivered by the Purchaser.

    (d) the execution and delivery by the Purchaser of the Financing Documents to which it is a party does not, and the consummation of the transactions contemplated hereby and thereby will not, contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, or (ii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Purchasers;

    (e) Purchaser understands that the Securities have not been registered under the Securities Act and may not be transferred or sold except as specified in this Agreement;

    (f) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency or similar laws affecting creditors rights generally and
(ii) equitable principles of general applicability;



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 24
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


    (g) the Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment;

    (h) the Purchaser is knowledgeable, sophisticated and experienced in business and financial matters; the Purchaser has previously invested in securities similar to the Securities and fully understands the limitations on transfer described under Article IX hereof; the Purchaser has been afforded access to information about the Company and the financial condition, results of operations, property, management and prospects of the Company sufficient to enable it to evaluate its investment in the Securities; the Purchaser has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and the risks of investing in the Securities; and the Purchaser has been afforded the opportunity to obtain such additional information which the Company possess or can acquire that is necessary to verify the accuracy and completeness of the information given to the Purchaser concerning the Company. The foregoing does not in any way relieve the Company of its representations and other undertakings hereunder, and shall not limit the Purchasers' ability to rely thereon;

    (i) Infinity Investors Limited and Infinity Emerging Opportunities Limited are each Nevis West Indies corporations and Lion Capital Partners, L.P. and Sandera Partners, L.P. are each Texas limited partnerships; and

    (j) no part of the source of funds used by the Purchaser to acquire the Securities constitutes assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest.

                                     ARTICLE VII

                    CONDITIONS PRECEDENT TO PURCHASE OF SECURITIES

    SECTION 7.1. CLOSING. The closing hereunder shall occur upon the date upon which each of the following conditions shall be satisfied:

    (a) Receipt by each of the Purchasers of a certificate of the chief financial officer of the Company as to the solvency of the Company, the adequacy of its capital and its ability to pay its debts, all after giving effect to the Principal Transactions;

    (b)  Receipt by each of the Purchasers of evidence satisfactory to it as to
(i) the receipt by the Company of all governmental, board of directors, shareholders and third party consents and approvals necessary or desirable in connection with the issuance and sale of the Securities, or the consummation of the Principal Transactions, (ii) the expiration of all applicable waiting periods without any action having been taken by any competent authority that could restrain, prevent or impose any materially adverse conditions thereon or that could seek or threaten any of



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 25
(Visual Edge Systems Inc.)

the foregoing and (iii) the absence of any law or regulation that, in the judgment of any Purchaser, could have any such effect;

    (c) Receipt by each of the Purchasers of duly executed counterparts of this Agreement, the Registration Rights Agreement and the Transfer Agent Agreement signed by the Company and, with respect to the Transfer Agent Agreement, signed by the Transfer Agent;


    (d) Each of the Purchasers shall have received an opinion, dated the Closing Date, of Morgan, Lewis & Bockius, LLP, counsel to the Company, in form and substance satisfactory to the Purchasers, and shall have received, in form and substance satisfactory to the Purchasers, such corporate resolutions, certificates and other documents as the Purchasers shall reasonably request in writing prior to the Closing Date;

    (e) All fees and expenses due and payable by the Company on or prior to the Closing Date shall have been paid or duly provided for in full as contemplated by the Transfer Agent Agreement;

    (f) The Warrants shall have been duly executed by the parties thereto and delivered to the Purchasers;

    (g) The Purchasers shall have received a certificate executed by the President, chief executive officer or chief financial officer of the Company (a "Status Certificate");

    (h) The Company (after giving effect to the application of a portion of the Purchase Price in repayment of the Bartnett Bank Facility), shall not have any Debt outstanding (other than approximately $770,000 of indebtedness owed to Charter Financial), and the Purchasers shall have received satisfactory evidence that the (i) Barnett Bank Facility has been cancelled, (ii) Letters of Credit issued in connection therewith have been cancelled and (iii) the cash collateral specified therein has been returned to the Company;

    (i) The Company Corporate Documents shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior written consent of the Purchasers;

    (j) There shall have occurred no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or any Subsidiary since March 31, 1997;

    (k) There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that challenges the validity of or purports to affect any Financing Document, any Principal Transaction or other transaction contemplated hereby or thereby or that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, the



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 26
(Visual Edge Systems Inc.)

enforceability of the Financing Documents or the Securities or the rights of the holders of the Securities or the Purchasers hereunder;

    (l) The representations and warranties of the Company contained in each Financing Document shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) and the Company shall have performed and complied with all covenants and agreements required by such Financing Documents to be performed or complied with by it at or prior to the Closing Date;

    (m) The Transfer Agent shall have confirmed receipt of the Convertible Notes, Warrants and Grant Shares to be issued, duly executed by the Company and in the denominations and registered in the names of the Purchasers specified in or pursuant to Schedule I;

    (n) The Purchasers shall have received written evidence that Whale Securities Co., L.P. shall have consented to the issuance of the Securities and waived any and all fees payable as a result thereof other than as set forth in
Section 13.7;

    (o) Immediately before and after the Closing Date, no Default shall have occurred and be continuing; and

    (p) The Purchasers shall have received all other opinions, certificates, instruments, agreements or other documents as they shall reasonably request.

    SECTION 7.2. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to issue and sell to the Purchasers the Securities to be issued and sold pursuant to this Agreement are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

    (a) The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects on the Closing Date and the Purchasers shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by the Purchasers at or prior to the Closing Date;

    (b) The issue and sale of the Securities by the Company shall not be prohibited by any applicable law, court order or governmental regulation; and

    (c) Receipt by the Company of duly executed counterparts of this Agreement, the Registration Rights Agreement, and the Transfer Agent Agreement signed by the Purchasers, and, with respect to the Transfer Agent Agreement, signed by the Transfer Agent.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 27
(Visual Edge Systems Inc.)

                                     ARTICLE VIII

                                      COVENANTS

    The Company hereby agrees that, from and after the date hereof for so long as any Convertible Instruments (and with respect to Section 8.22, the Warrants) remain outstanding and for the benefit of the Purchasers and such holders from time to time of the Convertible Instruments (and with respect to Section 8.22, the Warrants):

    SECTION 8.1. INFORMATION. The Company will deliver to each holder of the Convertible Instruments:

    (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of income and cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Commission by independent public accountants of nationally recognized standing;

    (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such quarter and the related consolidated statements of income and cash flows and stockholders' equity for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to footnote presentation and normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

    (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate from the Company stating that no Default has occurred and is continuing, or, if as of the date of such delivery a Default shall have occurred and be continuing, a certificate from the Company setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

    (d) within two days after any officer of the Company obtains knowledge of a Default, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

    (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed and any other document generally distributed to shareholders;



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 28
(Visual Edge Systems Inc.)

    (f) promptly upon the filing hereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company or any Subsidiary has filed with the Commission;

    (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any required payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

    (h) promptly following the commencement thereof, notice and a description in reasonable detail of any litigation or proceeding to which the Company or any Subsidiary is a party in which the amount involved is $250,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

    (i) promptly following the occurrence thereof, notice and a description in reasonable detail of any material adverse change, or development involving a prospective material adverse change, in the business, operations, property, condition (financial or otherwise) or prospects of the Company, taken as a whole; and

    (j) from time to time such additional information regarding the financial position or business of any of the Company and its Subsidiaries as the Purchasers may reasonably request.

    SECTION 8.2. PAYMENT OF OBLIGATIONS. The Company and its Subsidiaries will pay and discharge, at or before maturity, all their respective material obligations, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings and will maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 29
(Visual Edge Systems Inc.)

    SECTION 8.3. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company and each Subsidiary will keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

    (b) The Company and each Subsidiary will maintain insurance in at least such amounts and against such risks as it has insured against as of the Closing Date.

    (c) The Company will maintain key-man life insurance of at least $5,000,000 on the life of Earl Takefman naming the Company as the sole beneficiary thereof.

    SECTION 8.4. MAINTENANCE OF EXISTENCE. The Company will continue, and each Subsidiary will continue, to engage in business of the same general type as now conducted by the Company and such Subsidiaries, and will preserve, renew and keep in full force and effect its respective corporate existence and their respective material rights, privileges and franchises necessary or desirable in the normal conduct of business.

    SECTION 8.5. COMPLIANCE WITH LAWS. The Company and each Subsidiary will comply, in all material respects, with all federal, state, municipal, local or foreign applicable laws, ordinances, rules, regulations, municipal by-laws, codes and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where compliance therewith is contested in good faith by appropriate proceedings or (ii) where non-compliance therewith could not reasonably be expected, in the aggregate, to have a material adverse effect on the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company or such Subsidiary.

    SECTION 8.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company and each Subsidiary will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to their respective businesses and activities; and will permit during normal business hours representatives of the Purchasers to visit and inspect any of their respective properties, upon reasonable prior notice, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective executive officers and independent public accountants, all at such reasonable times.

    SECTION 8.7. INVESTMENT COMPANY ACT. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

    SECTION 8.8.   LIMITATION ON DEBT OR OTHER LIABILITIES.  Neither the
Company nor any Subsidiary will create, incur, assume or suffer to exist (at any time after the Closing Date, after giving effect to the application of the proceeds of the issuance of the Securities) any Debt, except for the following (such Debt, "Permitted Debt"):



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 30
(Visual Edge Systems Inc.)

    (i) Debt incurred or assumed solely to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the Closing Date provided: (a) any Lien with respect to such Debt shall extend solely to the item or items of such property (or improvements thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon); (b) the principal amount of the Debt for such property shall at no time exceed an amount equal to the cost of the operation of the property (or improvement thereon) so acquired or constructed; and (c) any Lien with respect to such Debt shall be created substantially contemporaneously with the acquisition or construction of such property;

    (ii) Debt incurred in connection with equipment leases to which the Company or its Subsidiary is a party incurred in the ordinary course of business;

    (iii) Debt incurred in connection with trade accounts payable, imbalances and refunds arising in the ordinary course of business;

    (iv)      Revolving Credit Debt;

    (v)       Debt incurred with respect to the Convertible Notes; and

    (vi)      Debt outstanding as of Closing Date and listed on Schedule V.

    SECTION 8.9. RESTRICTED PAYMENTS. Neither the Company nor any Subsidiary will declare or make Restricted Payments in excess of $100,000 during any calendar year.

    SECTION 8.10. INVESTMENTS. Neither the Company nor any Subsidiary will make or acquire any Investment in any Person other than (a) Investments in Cash Equivalents and (b) Investments in Subsidiaries existing on the Closing Date.

    SECTION 8.11. LIENS. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

              (i) (A) inchoate mechanics, workmen's and carriers' liens, incident to current construction, (B) mechanics, warehousemen's, unpaid vendors and carriers' liens incident to such construction, (C) statutory and common law Liens of landlords under equipment leases to which the Company or any Subsidiary is a party and (D) Liens of carriers, warehousemen, mechanics and materialmen or other similar statutory Liens;



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 31
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

              (ii) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, performance bonds, unemployment insurance and other types of social security, other than any Lien imposed by or under ERISA;


              (iii)     Liens for taxes not yet due;

              (iv) Easements, rights of way, permits, licenses, zoning ordinances, covenants, restrictions, defects, minor irregularities of title and other similar Liens on property which in the case of any particular parcel of real property do not materially detract from the value or utilization of such real property;

              (v) Liens created by or resulting from any litigation or legal proceeding which is currently being contested by such Company or Subsidiary in good faith and by appropriate proceedings; and

              (vi)      Liens securing Permitted Debt.

    SECTION 8.12. TRANSACTIONS WITH AFFILIATES. The Company and each Subsidiary will not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, on terms to the Company or such Subsidiary no less favorable than terms that could be obtained by the Company or such Subsidiary from a Person that is not an Affiliate of the Company, as determined in good faith by the Board of Directors of the Company; PROVIDED that no determination of the Board of Directors shall be required with respect to any such transactions entered into in the ordinary course of business.

    SECTION 8.13. MERGER OR CONSOLIDATION. The Company and each Subsidiary will not, in a single transaction or a series of related transactions, (i) consolidate with or merge with or into any other Person, or (ii) permit any other Person to consolidate with or merge into it, unless (w) either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person shall expressly assume by supplemental agreement all of the obligations of the Company under the Securities and this Agreement; (x) immediately before and immediately after giving effect to such transaction (including any indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing and, following the transaction, the Company may incur $1.00 of Debt without violating Section 8.8 hereof; (y) if the Company is not the surviving entity, such surviving entity's common shares shall be listed on either The New York Stock Exchange, American Stock Exchange, or NASDAQ National Market or NASDAQ Small Cap Market and (z) the Company has delivered to the Purchasers an officers' certificate and opinion of counsel, each stating that such consolidation, merger or transfer complies with this Agreement, that the surviving Person agrees to be bound thereby and that all conditions precedent in this Agreement relating to such



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 32
(Visual Edge Systems Inc.)

transaction have been satisfied; PROVIDED, however, nothing contained in this
Section 8.13 shall alter or diminish the Company's obligations under Section 3.5(a) of this Agreement.

    SECTION 8.14. SUPPLEMENTAL INFORMATION. If at any time the Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish at its expense, upon request, for the benefit of the holders from time to time of Securities, and prospective purchasers of Securities, information satisfying the information requirements of Rule 144 under the Securities Act.


    SECTION 8.15. USE OF PROCEEDS. The proceeds from the issuance and sale of the Securities by the Company shall be used solely to (i) repay the remaining outstanding balance due and owing on the Barnett Bank Facility, which shall not exceed $3,000,000 plus accrued and unpaid interest thereon on the Closing Date and certain fees and expenses not to exceed $50,000, and (ii) general corporate purposes. None of the proceeds from the issuance and sale of Securities by the Company pursuant to this Agreement will be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System.

    SECTION 8.16. LIMITATION ON RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not enter into, or suffer to exist, any agreement with any Person which prohibits or limits the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Debt owed to the Company or any Subsidiary,
(b) make loans or advances to the Company or any Subsidiary or (c) transfer any of its properties or assets to the Company or any Subsidiary.

    SECTION 8.17. RESTRICTIONS ON CERTAIN AMENDMENTS. Neither the Company nor any Subsidiary will waive any provision of, amend, or suffer to be amended, any provision of such entity's existing indebtedness, any material contract or agreement previously or hereafter filed by the Company with the Commission as part of its SEC Reports, any Company Corporate Document or Subsidiary Corporate Document if such amendment would materially adversely affect the Purchasers or the holders of the Securities without the prior written consent of the Majority Holders; provided, the Company may amend the Norman License Agreement to provide for the payment of royalties thereunder in shares of Common Stock as previously disclosed to the Purchasers. The Company will not, without the prior written consent of the Majority of the Holders, form any non-wholly owned Subsidiary after the Closing Date.

    SECTION 8.18. COMPLIANCE WITH TERMS AND CONDITIONS OF MATERIAL CONTRACTS. The Company will comply, in all material respects, with all terms and conditions of all material contracts to which it is subject.

    SECTION 8.19. CONSOLIDATED NET WORTH. The Company will not permit its Consolidated Net Worth at the end of any of its fiscal quarters to be less than the sum of (i) $3,000,000 and (ii) fifty percent (50%) of the aggregate Consolidated Net Earnings of the Company after December 31, 1996 and through such fiscal quarter end.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 33
(Visual Edge Systems Inc.)

    SECTION 8.20. LIMITATION ON ASSET SALES. Neither the Company nor any Subsidiary will consummate an Asset Sale unless (i) it receives consideration in cash at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors) and (ii) the Net Cash Proceeds of such sale are used to either (a) purchase similar assets in the same line of business of equivalent value within 12 months of the date of the Asset Sale or (b) immediately redeem or prepay the Convertible Instruments or (c) a combination of purchases and prepayment permitted by the foregoing clauses (a) and (b). As used herein, "Asset Sale" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of capital stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition"), including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Section 8.13), other than a disposition of property or assets at fair market value in the ordinary course of business.

    SECTION 8.21. LIMITATION ON CAPITAL EXPENDITURES. Permit the sum of all Capital Expenditures of the Company and its Subsidiaries to exceed in the aggregate the following amounts for the following fiscal time periods:

    FISCAL PERIOD                      AGGREGATE CAPITAL EXPENDITURES
    -------------                      ------------------------------

    Closing date through
      December 31, 1997                        $2,000,000
    January 1, 1998 through
      December 31, 1998                        $3,000,000
    January 1, 1999 through
      December 31, 1999                        $3,000,000
    January 1, 2000 through
      Maturity Date                            $2,000,000

Provided, however, if the remaining outstanding principal balance of the Convertible Notes on December 31, 1997 is equal to or less than $2,500,000, then the foregoing limitation shall terminate as of December 31, 1998.

    SECTION 8.22.  RESERVED SHARES AND LISTINGS.

         (a) The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit issuance of the Additional Grant Shares, the conversion in full of the then outstanding Convertible Instruments and the exercise in full of the then outstanding Warrants;

         (b) The Company will maintain the listing of its Common Stock on the NASDAQ Small Cap Market;



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 34
(Visual Edge Systems Inc.)

         (c) The Company will not repurchase or otherwise enter into any other transaction (including stock split, recapitalization or other transaction) which would cause a decrease in the number of its shares of Common Stock issued and outstanding (other than transactions that similarly decrease the number of shares of Common Stock into which the Convertible Instruments and Warrants are convertible or exercisable, as the case may be);

         (d) The Company will (i) retain the Transfer Agent as the stock transfer agent of the Company, and (ii) if the Transfer Agent voluntarily or involuntarily fails to so serve, select an independent, unaffiliated replacement stock transfer agent willing to perform the duties of the Transfer Agent under the Transfer Agent Agreement; and

         (e) On or prior to each of the dates that the Commission declares effective the Grant Share Registration Statement and the Second Registration Statement, the Company shall properly filed all Listing Applications with NASDAQ associated with the shares of Common Stock covered by such registration statements.

    SECTION 8.23 ISSUANCE OF SHARES OF COMMON STOCK. Upon conversion of any Convertible Instruments in accordance with its terms, and/or exercise of any Warrant in accordance with its terms, the Company will, and will use its best lawful efforts to cause the Transfer Agent to, issue one or more certificates representing shares of Common Stock in such name or names and in such denominations specified by a Purchaser in a Notice of Conversion or Notice of Exercise, as the case may be. As long as the Grant Share Registration Statement or Second Registration Statement, as applicable, contemplated by the Registration Rights Agreement shall remain effective the (x) Grant Shares and Additional Grant Shares and (y) the shares of Common Stock issuable upon conversion of Convertible Instruments or exercise of the Warrants shall be issued to any transferee of such shares from a Purchaser without restrictive legend. The Company further warrants that no instructions other than these instructions have been or will be given to the Transfer Agent. Nothing in this Section shall affect in any way a Purchaser's obligations to comply with all securities laws applicable to such Purchaser upon resale of such shares of Common Stock, including any prospectus delivery requirements.

                                      ARTICLE IX

                               LIMITATION ON TRANSFERS

    SECTION 9.1 RESTRICTIONS ON TRANSFER. From and after their respective dates of issuance, none of the Securities shall be transferable except upon the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act in respect of the Transfer of any of such Securities or any interest therein. Each Purchaser will use its best efforts to cause any proposed transferee of any Securities held by it to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Section 9.



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

    SECTION 9.2.   RESTRICTIVE LEGENDS.

    (a) Each certificate for Securities issued to a Purchaser or to a subsequent transferee shall (except as contemplated by Section 8.23 and Section
10.3 hereof) include a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (C) IF REGISTERED UNDER THE SECURITIES ACT.

    SECTION 9.3.   NOTICE OF PROPOSED TRANSFERS.  Prior to any proposed
Transfer of the Securities OTHER THAN a transfer (i) registered under the Securities Act, (ii) to an affiliate of a Purchaser which is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, provided that any such transferee shall agree to be bound by the terms of this Agreement, and (iii) to be made in reliance on Rule 144 under the Securities Act, the holder thereof shall give written notice to the Company of such holder's intention to effect such Transfer, setting forth the manner and circumstances of the proposed Transfer, which shall be accompanied by (A) an opinion of counsel to the Company, confirming that such transfer does not give rise to a violation of the Securities Act, (B) representation letters in form and substance reasonably satisfactory to the Company to ensure compliance with the provisions of the Securities Act and (C) letters in form and substance reasonably satisfactory to the Company from each such transferee stating such transferee's agreement to be bound by the terms of this Agreement and the Registration Rights Agreement. Such proposed Transfer may be effected only if the Company shall have received such notice of transfer, opinion of counsel, representation letters and other letters referred to in the immediately preceding sentence, whereupon the holder of such Securities shall be entitled to Transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company.

                                      ARTICLE X

                       ADDITIONAL AGREEMENTS AMONG THE PARTIES

    SECTION 10.1.  REGISTRATION RIGHTS.

    (a) The Company shall grant the Purchasers registration rights covering the Grant Shares, Additional Grant Shares and all of the shares of Common Stock issuable on conversion of the Convertible Instruments or upon exercise of the Warrants on the terms set forth in the Registration Rights Agreement.





BRIDGE SECURITIES PURCHASE AGREEMENT - Page 36
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

    (b) The Company shall file a registration statement on Form S-3 (or such other form as is then available for registration) covering the sale of the Grant Shares (the "Grant Share Registration Statement") as soon as practicable after July 24, 1997 (but not later than July 28, 1997). In the event the Grant Share Registration Statement is not declared effective by the Commission within the earlier to occur of five (5) Business Days of the receipt of a "no review" letter from the Commission (the "No Review Letter") and the earlier to occur of fifty (50) days of filing thereof or September 15, 1997, and such effectiveness is not maintained until the first anniversary of the Closing Date (subject to the right of the Company to suspend the effectiveness thereof for not more than 30 consecutive days or an aggregate of 90 days during such three (3) year period), the Company shall pay to the Purchasers, as liquidated damages and not as a penalty, an amount equal to $1,000 per day for each day that the Grant Share Registration Statement is not declared effective or maintained within such period. In addition, the Company shall also prepare and file on or before November 15, 1997, a registration statement on Form S-3 (or such other form as is then available for registration) covering the sale of Additional Grant Shares and the sale of shares of Common Stock issuable upon conversion of the Convertible Instruments and upon exercise of the Warrants (the "Second Registration Statement"). The Company shall further use its best efforts to cause the Second Registration Statement to be declared effective by the Commission no later than January 12, 1998. If the Second Registration Statement is (x) not declared effective by the Commission by January 12, 1998, or (y) such effectiveness is not maintained for the Second Registration Maintenance Period, the interest rate on the Convertible Notes and the dividend rate on the Preferred Shares, as applicable, will both automatically be increased without further action by the Company or the Purchasers to 18% per annum until such time as the Second Registration Statement is declared effective (and for such time during the Second Registration Maintenance Period that such effectiveness is not maintained).

    (c) Any such liquidated damages, or increased interest or dividend rate shall be paid in cash by the Company to the Purchasers by wire transfer in immediately available funds on the last day of each calendar week following the event requiring its payment.

    SECTION 10.2. PROHIBITION ON DISCOUNTED EQUITY OFFERINGS. Until such time as the Convertible Instruments have been repaid in full, the Company agrees it will not issue (or, unless such issuance would, upon the closing thereof, result in the repayment in full of the Convertible Instruments, agree to issue) any of its equity securities (or securities convertible into or exchangeable or exercisable for equity securities), unless any shares of Common Stock issued or issuable in connection therewith are "restricted securities". As used herein "restricted securities" shall mean securities which may not be sold either pursuant to an exemption from registration under the Securities Act or pursuant to a registration statement filed by the Company with the Commission, in each case prior to the latter to occur of September 30, 1998 or nine months following the date of issuance of such securities. The restrictions contained in this
Section 10.2 shall not apply to the issue by the Company (or the agreement to issue) Convertible Securities or Common Stock in connection with (x) the acquisition of a business or of assets otherwise permitted under this Agreement,
(y) stock option or other compensatory plans and (3) the Norman License
Agreement.




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

    SECTION 10.3.  LIQUIDATED DAMAGES.

    (a) The Company shall, and shall use its best efforts to cause the Transfer Agent to, issue and deliver (x) shares of Common Stock within three (3) New York Stock Exchange Trading Days of receipt of a written Notice of Conversion or Notice of Exercise, as applicable, or (y) shares of Common Stock without restrictive legends within seven (7) New York Stock Exchange Trading Days of delivery of a Notice of Conversion or Notice of Exercise, as applicable (or, at any time after the Grant Shares or Additional Grant Shares have been registered for resale under the Securities Act or are eligible for resale pursuant to Rule 144 of the Securities Act, delivery of confirmations, certificates or opinions certifying that such shares have been resold in compliance with applicable law) (the "Deadline"). Notwithstanding the foregoing, the delivery obligations of the Company under clause (y) above shall be conditioned on (i) the existence and effectiveness of a Grant Share Registration Statement or Second Registration Statement, as applicable, and (ii) receipt of materials reasonably requested by the Company from the Purchasers (which shall not include an opinion of counsel to be delivered by the Company's counsel to the Transfer Agent regarding the effectiveness of such registration statements as contemplated by the Transfer Agent Agreement) to permit the issuance of certificates of Common Stock without restrictive legend. The Company understands that a delay in the issuance of such certificates after the Deadline could result in economic loss to the Purchaser. If for any reason the Company fails to issue by the Deadline such certificates of Common Stock by the Deadline, as compensation, and not as a penalty, the Company agrees to pay liquidated damages to the Purchasers for such late issuance of such certificates an amount equal to $1,000 per day for each day such certificates are not delivered for the first ten (10) days after the Deadline and $2,000 per day for each day thereafter.

    (b) The Company shall promptly pay the Purchasers any liquidated damages incurred under this Section by wire transfer in immediately available funds to an account designated by the Purchasers. Nothing herein shall waive the Company's obligations to deliver shares of Common Stock upon a conversion of the Convertible Instruments or exercise of the Warrants or limit any Purchaser's right to pursue actual damages (less the amount of any liquidated damages received pursuant to the foregoing) for the Company's failure to issue and deliver shares of Common Stock to such Purchaser consistent with the terms of this Agreement.

    SECTION 10.4. CONVERSION NOTICE. The Company agrees that, in addition to any other remedies which may be available to the Purchasers, including, but not limited to, the remedies available under Section 10.3, in the event the Company fails for any reason (other than as a result of actions taken by a Purchaser in breach of this Agreement) to effect delivery to a Purchaser of certificates as contemplated by Section 10.3 representing the Minimum Number of shares of Common Stock on or prior to the Deadline after conversion of any Convertible Instrument, or certificates contemplated by Section 10.3 after exercise of any Warrant, such Purchaser will be entitled, if prior to the delivery of such certificates, to revoke the Notice of Conversion or Notice of Exercise, as applicable, by delivering a notice to such effect to the Company and the Transfer Agent whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion or Notice of Exercise.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 38
(Visual Edge Systems Inc.)

    SECTION 10.5.  LIMITATION ON CONVERSION PRIOR TO DEFAULT.

    (a) In addition to and not in lieu of the limitations on conversion set forth in the Convertible Notes, Certificate of Designation and Warrants, the conversion and exercise rights of the Purchasers set forth in the Convertible Notes, Certificate of Designation and Warrants, as applicable, shall be limited, solely to the extent required, from time to time, such that in no instance shall the maximum number of shares of Common Stock which the Purchasers (singularly, together with any Persons who in the determination of such Purchasers, together with such Purchasers, constitute a group as defined in Rule 13d-5 of the Exchange Act) may receive in respect of any conversion of the Convertible Notes or Preferred Shares, or exercise of the Warrants, exceed, at any one time, an amount equal to the remainder of (i) 4.99% of the then issued and outstanding shares of Common Stock of the Company following such conversion or exercise MINUS (ii) the number of shares of Common Stock of the Company then owned by the Purchasers (but exclusive of any shares of Common Stock deemed beneficially owned due to ownership of the Convertible Instruments and Warrants) (the foregoing being herein referred to as the "Limitation on Conversion"). At the request of the Company, the applicable Purchasers shall certify in each Notice of Conversion and Notice of Exercise that it is in compliance with the Limitation on Conversion.

    (b) The Limitation on Conversion shall not apply, and shall be of no further force and effect, (i) upon the occurrence of any redemption transaction described in Section 3.5 or 3.6 hereof, (ii) on the Maturity Date or (iii) the occurrence of any Event of Default described in Section 12.1 hereof and for which the Purchaser has provided written notice thereof and which is not cured within the greater of the applicable time period specified in either (A) such written notice of the Purchaser or (B) Section 12.1 hereof.

    (d) In addition to and not in lieu of the Limitation on Conversion, notwithstanding the conversion rights set forth in the Convertible Notes and Certificate of Designation and subject to subsection (e) below, the maximum principal amount of the Convertible Instruments as originally issued by the Company (and without reduction for any redemption thereof) which the Purchasers in the aggregate shall be entitled to convert by delivery of a Notice of Conversion shall be as follows:

         DATES OF CONVERSION                  APPLICABLE PERCENTAGE
         -------------------                  ---------------------

         January 1, 1998 - February 28, 1998           25%
         March 1, 1998 - April 30, 1998                50%
         May 1, 1998 - June 30, 1998                   75%
         July 1, 1998 and thereafter                  100%

    (e) The foregoing limitation shall not apply, and the Convertible Instruments shall be convertible in full, after January 1, 1998 upon the occurrence of any event causing the Limitation on Conversion to not apply as specified in subsection (b) above.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 39
(Visual Edge Systems Inc.)

    (f) Subject to the foregoing limitations, each Purchaser shall, at its option, have the sole right to determine whether to exercise the right of conversion or exercise for the Convertible Notes, Preferred Shares and Warrants. The Company shall honor each Notice of Conversion and Notice of Exercise in the order received.

                                      ARTICLE XI

                              ADJUSTMENT OF FIXED PRICE

    SECTION 11.1. REORGANIZATION. The exercise price of the Warrants set forth therein and the Maximum Conversion Price (collectively, the "Fixed Prices") shall be adjusted as hereafter provided.

    SECTION 11.2.  SHARE REORGANIZATION.  If and whenever the Company shall:

              (i) subdivide the outstanding shares of Common Stock into a greater number of shares;

              (ii) consolidate the outstanding shares of Common Stock into a smaller number of shares;

              (iii) issue Common Stock or securities convertible into or exchangeable for shares of Common Stock as a stock dividend to all or substantially all the holders of Common Stock; or

              (iv) make a distribution on the outstanding Common Stock to all or substantially all the holders of Common Stock payable in Common Stock or securities convertible into or exchangeable for Common Stock;

any of such events being herein called a "Share Reorganization", then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the applicable Fixed Price in effect on such record or effective date, as the case may be, by a fraction of which:

              (I) the numerator shall be the number of shares of Common Stock outstanding on such record or effective date (without giving effect to the transaction); and

              (II) the denominator shall be the number of shares of Common Stock outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for shares of Common Stock, the number of shares of Common Stock that would have been outstanding if such


BRIDGE SECURITIES PURCHASE AGREEMENT - Page 40
(Visual Edge Systems Inc.)

    securities had been converted into or exchanged for Common Stock on such record or effective date.

    SECTION 11.3. RIGHTS OFFERING. If and whenever the Company shall issue to all or substantially all the holders of Common Stock, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock), at a price per share (or, in the case of securities convertible into or exchangeable for Common Stock, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Market Price of the Common Stock on such record date (any such event being herein called a "Rights Offering"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which holders of Common Stock are determined for the purposes of the Rights Offering, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

    (i)  the numerator shall be the sum of:

         (I) the number of shares of Common Stock outstanding on such record date; and

         (II)      a number obtained by dividing:

         (A)       either,

                   (x) the product of the total number of shares of Common Stock so offered for subscription or purchase and the price at which such shares are so offered, or

                   (y) the product of the maximum number of shares of Common Stock into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, or, as the case may be, by

         (B)       the Market Price of the Common Stock on such record date;
    and

         (ii)      the denominator shall be the sum of:

         (I) the number of shares of Common Stock outstanding on such record date; and

         (II) the number of shares of Common Stock so offered for subscription or purchase (or, in the case of securities convertible into or exchangeable for Common



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 41
(Visual Edge Systems Inc.)

    Stock, the maximum number of shares of Common Stock for or into which the securities so offered for subscription or purchase may be converted or exchanged).

In addition to the foregoing, the number of Additional Grant Shares issuable as provided herein shall be adjusted upon the occurrence of any Rights Offering in the same manner as the applicable Fixed Price is so adjusted, to ensure issuance of the appropriate number of Additional Grant Shares. To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the applicable Fixed Price shall be readjusted effective immediately after such expiry time to the applicable Fixed Price which would then have been in effect upon the number of shares of Common Stock (or securities exchangeable into Common Stock) actually delivered upon the exercise of such rights, options or warrants.

    SECTION 11.4. SPECIAL DISTRIBUTION. If and whenever the Company shall issue or distribute to all or substantially all the holders of Common Stock:

         (i)       shares of the Company of any class, other than Common Stock;

         (ii)      rights, options or warrants; or

         (iii) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of cash dividends in the ordinary course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the applicable Fixed Price shall be adjusted, effective immediately after the record date at which the holders of Common Stock are determined for purposes of the Special Distribution, by multiplying the applicable Fixed Price in effect on such record date by a fraction of which:

              (i)  the numerator shall be the difference between:

              (A) the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date; and


              (B) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Stock of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Stock), and

              (ii) the denominator shall be the product of the number of shares of Common Stock outstanding on such record date and the Market Price of the Common Stock on such date.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 42
(Visual Edge Systems Inc.)

    SECTION 11.5.  CAPITAL REORGANIZATION.  If and whenever there shall occur:

         (i) a reclassification or redesignation of the shares of Common Stock or any change of the shares of Common Stock into other shares, other than in a Share Reorganization;

         (ii) a consolidation, merger or amalgamation of the Company with, or into another body corporate; or

         (iii) the transfer of all or substantially all of the assets of the Company to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder who exercises the right to convert Convertible Instruments or exercise the Warrants after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of shares of Common Stock to which such holder was theretofore entitled upon the exercise of the conversion privilege, the aggregate number of shares or other securities or property of the Company or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holders had been the holder of the number of shares of Common Stock to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be consummated in effect unless all necessary steps shall have been taken so that such holders shall thereafter be entitled to receive such number of shares or other securities of the Company or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained above.

    SECTION 11.6. ADJUSTMENT RULES. The following rules and procedures shall be applicable to adjustments made in this Article XI:

         (A) no adjustment in the applicable Fixed Price shall be required unless such adjustment would result in a change of at least 1% in the applicable Fixed Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

         (b) no adjustment in the applicable Fixed Price shall be made pursuant to this Article XI in respect of the issue from time to time of Common Stock to holders of Common Stock who exercise an option to receive substantially equivalent dividends in Common Stock in lieu of receiving cash dividends in the ordinary course; and

         (c) if a dispute shall at any time arise with respect to any adjustment of the applicable Fixed Price, such dispute shall be conclusively determined by the auditors of the Company or, if they are unable or unwilling to act, by a firm of independent chartered



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

    accountants selected by the Directors and any such determination shall be binding upon the Company and Purchasers.

    SECTION 11.7. CERTIFICATE AS TO ADJUSTMENT. The Company shall from time to time promptly the occurrence of any event which requires an adjustment in the applicable Fixed Price deliver to the Purchasers a certificate specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the applicable Fixed Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based.

    SECTION 11.8. NOTICE TO NOTEHOLDERS. If the Company shall fix a record date for:

         (a) any Share Reorganization (other than the subdivision of outstanding Common Stock into a greater number of shares or the consolidation of outstanding Common Stock into a smaller number of shares),

         (b)  any Rights Offering.,

         (c)  any Special Distribution,

         (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Stock into other shares), or

         (e)  any cash dividend other than a cash dividend on the Preferred
    Shares,

the Company shall, not less than 10 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Purchasers notice of the particulars of the proposed event or the extent that such particulars have been determined at the time of giving the notice.

                                     ARTICLE XII

                                  EVENTS OF DEFAULT

    SECTION 12.1. EVENTS OF DEFAULT. If one or more of the following events (each an "Event of Default") shall have occurred and be continuing:

         (a) failure by the Company to pay or prepay when due, all or any part of the principal on any of the Convertible Instruments;

         (b) failure by the Company to pay (i) within 3 Business Days of the due date thereof any interest on any Convertible Notes or dividends on the Preferred Shares or (ii) within 5 Business Days following the delivery of notice to the Company of any fees or



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 44
(Visual Edge Systems Inc.)

    any other amount payable (not otherwise referred to in (a) above or this clause (b)) by the Company under this Agreement;

         (c)  failure by the Company to timely comply with the requirements of
    Section 10.3(a) or (b) hereof, which failure is not cured within seven (7) days of such failure;

         (d) an event of default shall have occurred and is continuing under any Financing Document;

         (e) failure on the part of the Company to observe or perform any covenant contained in Sections 8.8-8.10, 8.13, 8.15, 8.20 and 8.21 of this Agreement;

         (f) failure on the part of the Company to observe or perform any covenant contained in any Financing Document (other than those covered by clauses (a), (b), (c), (d) or (e) above) for the lesser of (A) 30 days after written notice from any holder of a Convertible Instrument and (B) 60 days from the date the Company became aware of such occurrence;

         (g) the trading in the Common Stock shall have been suspended by the Commission or by NASDAQ (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the NASDAQ Market, the Common Stock is then listed and approved for trading on either the New York Stock Exchange, the American Stock Exchange, the NASDAQ Small Cap Market, or the NASDAQ National Market within two (2) Trading Days thereof);

         (h) failure of the Company to file the Listing Applications, which failure is not cured within five (5) Business Days of such failure;

         (i) the Company shall have its Common Stock delisted from the NASDAQ Market for at least ten (10) consecutive Trading Days and is unable to obtain a listing on either the New York Stock Exchange, the American Stock Exchange, the NASDAQ Small Cap Market or the NASDAQ National Market within such ten (10) Trading Days;

         (j) the Grant Share Registration Statement or the Second Registration Statement, as applicable, shall not have been declared effective by the Commission, with such effectiveness maintained for the periods specified in
    Section 10.1, which results in the Company incurring the obligations set forth therein for a period in excess of 90 consecutive days;

         (k) the Company or any Subsidiary has commenced a voluntary case or other proceeding seeking liquidation, winding-up, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator,



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 45
(Visual Edge Systems Inc.)

    custodian or other similar official of it or any substantial part of its property, or has consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or has made a general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due, or has taken any corporate action to authorize any of the foregoing;


         (l) an involuntary case or other proceeding has been commenced against the Company or any Subsidiary, seeking liquidation, winding-up, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency, moratorium or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief has been entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

         (m) default in respect of any Debt in excess of $250,000 of the Company or any Subsidiary, or the Company or any Subsidiary has failed to pay at maturity or within any applicable period of grace any such Debt;

         (n) judgments or orders for the payment of money which in the aggregate at any one time exceed $375,000 and are not covered by insurance have been rendered against the Company or any Subsidiary by a court of competent jurisdiction and such judgments or orders shall continue unsatisfied and unstayed for a period of 60 days;

         (o) any representation, warranty, certification or statement made by the Company in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue in any material respect when made; or

         (p) any member of the ERISA Group has failed to pay when due an amount or amounts aggregating in excess of $250,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan has been filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC has instituted proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition has existed by reason of which the PBGC is entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there has occurred a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c) (5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $250,000,



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 46
(Visual Edge Systems Inc.)

    then, and in every such occurrence, any Purchaser may, with respect to an Event of Default specified in paragraphs (a) or (b), and the Majority Holders may, with respect to any Event of Default, by notice to the Company, declare the Convertible Instruments to be, and the Convertible Instruments shall thereon become immediately due and payable; PROVIDED that in the case of any of the Events of Default specified in paragraph (k) or
    (l) above with respect the Company or any Subsidiary, then, without any notice to the Company or any other act by any Purchaser, the entire amount of the Convertible Instruments shall become immediately due and payable, PROVIDED FURTHER, if any Event of Default has occurred and is continuing, and irrespective of whether any Convertible Instrument has been declared immediately due and payable hereunder, any Purchaser of Convertible Instruments may proceed to protect and enforce the rights of such Purchaser by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Instrument, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and PROVIDED FURTHER, in the case of an Event of Default, the amount declared due and payable on the Convertible Instruments shall be (x) prior to the expiration of the Bridge Period, the Par Value Redemption Price thereof and (y) after expiration of the Bridge Period, the Formula Price thereof.

    SECTION 12.2. POWERS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reversed to the Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Every power and remedy given by the Convertible Instruments or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Purchasers.



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 47
(Visual Edge Systems Inc.)

                                     ARTICLE XIII

                                    MISCELLANEOUS

    SECTION 13.1. NOTICES. All notices, demands and other communications to any party hereunder shall be in writing (including telecopier or similar writing) and shall be given to such party at its address set forth on the signature pages hereof, or such other address as such party may hereafter specify for the purpose to the other parties; provided, any notice to a Subsidiary of the Company (other than the Company) shall be given to the Company. Each such notice, demand or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified on the signature page hereof, (ii) if given by mail, four days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section.

    SECTION 13.2.  NO WAIVERS; AMENDMENTS.

    (a) No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

    (b) Any provision of this Agreement may be amended, supplemented or waived if, but only if, such amendment, supplement or waiver is in writing and is signed by each Financing Entity party hereto and the Majority Holders; PROVIDED, that without the consent of each holder of any Convertible Instrument affected thereby, an amendment or waiver may not (a) reduce the aggregate principal amount of Convertible Instruments whose holders must consent to an amendment or waiver, (b) reduce the rate or extend the time for payment of interest on any Convertible Instrument, (c) reduce the principal amount of or extend the stated maturity of any Convertible Instrument or (d) make any Convertible Instrument payable in money or property other than as stated in such Convertible Instrument. In determining whether the holders of the requisite principal amount of Convertible Instruments have concurred in any direction, consent, or waiver as provided in any Financing Document, Convertible Instruments which are owned by the Company or any other obligor on or guarantor of the Convertible Instruments, or by any Person Controlling, Controlled by, or under Common Control with any of the foregoing, shall be disregarded and deemed not to be outstanding for the purpose of any such determination; and PROVIDED FURTHER that no such amendment, supplement or waiver which affects the rights of the Purchasers and their affiliates otherwise than solely in their capacities as holders of Convertible Instruments shall be effective with respect to them without their prior written consent.

    SECTION 13.3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Purchaser, its affiliates, and each Person, if any, who controls such Purchaser, or any of its affiliates, within the meaning of the Securities Act or the Exchange Act (a Controlling Person"), and the respective partners, agents, employees, officers and directors of the Purchasers,



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 48
(Visual Edge Systems Inc.)

their affiliates and any such Controlling Person (each an Indemnified Party" and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such claim or action, whether or not such Indemnified Party is a party thereto, provided that the Company shall not be obligated to advance such costs to any Indemnified Party other than the Purchasers unless it has received from such Indemnified Party an undertaking to repay to the Company the costs so advanced if it should be determined by final judgment of a court of competent jurisdiction that such Indemnified Party was not entitled to indemnification hereunder with respect to such costs) which may be incurred by such Indemnified Party in connection with any investigative, administrative or judicial proceeding brought or threatened that relates to or arises out of, or is in connection with any activities contemplated by any Financing Document or any other services rendered in connection herewith; PROVIDED that the Company will not be responsible for any claims, liabilities losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from such Indemnified Party's gross negligence, willful misconduct or bad faith.

    If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Company under this Agreement, such Indemnified Party shall promptly notify the Company in writing and the Company, at its option, may, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Company shall not affect any obligations the Company may have to such Indemnified Party under this Agreement or otherwise unless the Company is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Company has failed to assume the defense and employ counsel or
(ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Company, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, in which case, if such Indemnified Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, PROVIDED, HOWEVER, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Purchasers. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which shall not be unreasonably withheld) and the Company agrees to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reason of settlement of any action effected with the consent of the Company. In addition, the Company will not, without the prior written consent of the Purchasers, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 49
(Visual Edge Systems Inc.)

respect to which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Purchasers and the other Indemnified Parties, satisfactory in form and substance to the Purchasers, from all liability arising out of such action, claim, suit or proceeding.

    If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Purchasers on the other from the transactions contemplated by this Agreement or
(ii) if the allocation provided by clause (i) is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Purchasers on the other, but also the relative fault of the Company and the Purchasers as well as any other relevant equitable considerations. Notwithstanding the provisions of this Section 13.3, the aggregate contribution of all Indemnified Parties shall not exceed the amount of fees actually received by the Purchasers pursuant to this Agreement. It is hereby further agreed that the relative benefits to the Company on the one hand and the Purchasers on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation

    The indemnification, contribution and expense reimbursement obligations set forth in this Section 13.3 (i) shall be in addition to any liability the Company may have to any Indemnified Party at common law or otherwise, (ii) shall survive the termination of this Agreement and the other Financing Documents and the payment in full of the Convertible Instruments and (iii) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasers or any other Indemnified Party.

    SECTION 13.4. EXPENSES: DOCUMENTARY TAXES. The Company agrees to pay (i) the out-of-pocket costs, expenses and other payments in connection with the purchase and sale of the Securities as contemplated by this Agreement, including the fees and disbursements of special counsel for the Purchasers incurred in connection with the preparation of the Financing Documents, in the amount of $26,500 as contemplated by Section 1 of the Transfer Agent Agreement, (ii) all reasonable out-of-pocket expenses of the Purchasers, including fees and disbursements of counsel, in connection with any waiver or consent hereunder or under any other Financing Document or any amendment hereof or thereof and (iii) all reasonable out-of-pocket expenses of the Purchasers and each holder of Securities, including fees and disbursements of




BRIDGE SECURITIES PURCHASE AGREEMENT - Page 50
(Visual Edge Systems Inc.)

counsel, in connection with any collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. In addition, the Company agrees to pay any and all stamp, transfer and other similar taxes, assessments or charges payable in connection with the execution and delivery of any Financing Document or the issuance of the Securities to the Purchasers.

    SECTION 13.5. PAYMENT. The Company agrees that, so long as the Purchasers shall own any Convertible Instruments purchased by it from the Company hereunder, the Company will make payments to such Purchaser of all amounts due thereon by wire transfer by 1:00 P.M. (New York City time) on the date of payment to the Transfer Agent Agreement for disbursement to the Purchasers as required by the Transfer Agent Agreement.

    SECTION 13.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Financing Entity and upon the Purchasers and their respective successors and assigns; PROVIDED that no Financing Entity shall assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders. All provisions hereunder purporting to give rights to Purchasers and their affiliates or to holders of Securities are for the express benefit of such Persons and their successors and assigns.

    SECTION 13.7. BROKERS. The Company represents and warrants that, except for (i) Alpine Capital Partners, Inc. (which shall receive on the Closing Date the Alpine Fee set forth in the Transfer Agent Agreement), and (ii) Whale Securities Co., L.P. (which shall receive on the Closing Date shares of Common Stock equal to $150,000 calculated in the same manner as the Grant Shares),it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities. Each Purchaser hereby warrants that it has not employed any broker, finder, financial advisor or investment banker who would be entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the sale of the Securities.

    SECTION 13.8. NEW YORK LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; APPOINTMENT OF AGENT. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 51
(Visual Edge Systems Inc.)

TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    The Company and each Purchaser hereby irrevocably designates, appoints and empowers Morgan, Lewis & Bockius LLP with offices at 101 Park Avenue, New York, New York 10178 as its designees, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company and Purchasers agree to designate a similarly qualified entity as their new designee, appointee and agent in New York.

    SECTION 13.9. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated unless a failure of consideration would result thereby.

    SECTION 13.10 SURVIVAL. In addition to the survival of the indemnification, contribution and expense reimburse obligations set forth in
Section 3.9 and Section 13.3 hereof, the provisions contained herein which are incorporated by reference into the Warrants and the provisions set forth in Sections 10.1 and 10.3 hereof shall survive the termination of this Agreement and the payment in full of the Convertible Instruments and shall remain operative and in full force and effect.

    SECTION 13.11. COUNTERPARTS. This Agreement may be executed by telecopy signature and in any number of counterparts each of which shall be an original with the same effect as if the signatures there to and hereto were upon the same instrument.




                               [SIGNATURE PAGES FOLLOW]




BRIDGE SECURITIES PURCHASE AGREEMENT - Page 52
(Visual Edge Systems Inc.)

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                             VISUAL EDGE SYSTEMS INC.

                             By: /s/ Alan Lubell
                                ---------------------------------
                             Name:   Alan Lubell
                                  -------------------------------
                             Title:  Chairman of the Board
                                   ------------------------------

                             Address:       2424 North Federal Highway
                                            Suite 100
                                            Boca Raton, Florida 33431
                             Telephone:     (514) 937-0787
                             Fax:           (514) 937-0286
                             Attn:          Earl Takefman

    With a copy to:               David W. Pollak, Esq.
                                  Morgan, Lewis & Bockius, LLP
                                  101 Park Avenue
                                  New York, New York 10178
                                  Fax:  (212) 309-6058
                                  Attn:          Earl Takefman

                             INFINITY INVESTORS LIMITED

                             By: /s/ J. A. Loughran
                                ---------------------------------
                             Name:   J. A. Loughran
                                  -------------------------------
                             Title:  Director
                                   ------------------------------

                             Address:       27 Wellington Road
                                            Cord, Ireland
                             Telephone:     353-21-501-109
                             Fax:           353-21-501-255
                             Attn:          J. A. Loughran

    With a copy to:          HW Partners, L.P.
                             1601 Elm Street
                             4000 Thanksgiving Tower
                             Dallas, Texas 75201
                             Telephone:  (214) 720-1600
                             Fax:  (214) 720-1662
                             Attn.:  Barrett Wissman



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 53
(Visual Edge Systems Inc.)

                             INFINITY EMERGING
                             OPPORTUNITIES LIMITED

                             By: /s/ J. A. Loughran
                                ---------------------------------
                             Name:   J. A. Loughran
                                  -------------------------------
                             Title:  Director
                                   ------------------------------

                             Address:       27 Wellington Road
                                            Cord, Ireland
                             Telephone:     353-21-501-109
                             Fax:           353-21-501-255
                             Attn:          J. A. Loughran

    With a copy to:          HW Partners, L.P.
                             1601 Elm Street
                             4000 Thanksgiving Tower
                             Dallas, Texas 75201
                             Telephone:  (214) 720-1600
                             Fax:  (214) 720-1662
                             Attn.:  Barrett Wissman

                             SANDERA PARTNERS, L.P.

                             By:  Sandera Capital Management, L.P.,
                                  its General Partner

                                  By:  Sandera Capital, L.L.C.,
                                       its General Partner

                                       By: /s/ Clark K. Hunt
                                          -------------------------------
                                       Name:   Clark K. Hunt
                                            -----------------------------
                                       Title:  Managing Director
                                             ----------------------------

                             Address:  1601 Elm Street
                                       4000 Thanksgiving Tower
                                       Dallas, Texas 75201
                                       Telephone: (214) 720-1600
                                       Fax:  (214) 720-1662
                                       Attn.:  Barrett Wissman



BRIDGE SECURITIES PURCHASE AGREEMENT - Page 54
(Visual Edge Systems Inc.)

    With a copy to:          HW Partners, L.P.
                             1601 Elm Street
                             4000 Thanksgiving Tower
                             Dallas, Texas 75201
                             Telephone:  (214) 720-1600
                             Fax:  (214) 720-1662
                             Attn.:  Barrett Wissman

                             LION CAPITAL PARTNERS, L.P.

                             By:  Mountain Capital Management,
                                  L.L.C., its General Partner

                                  By: /s/ Clark K. Hunt
                                     -------------------------------
                                  Name:   Clark K. Hunt
                                       -----------------------------
                                  Title:  Managing Director
                                        ----------------------------

                             Address:  1601 Elm Street
                                       4000 Thanksgiving Tower
                                       Dallas, Texas 75201
                                       Telephone: (214) 720-1600
                                       Fax:  (214) 720-1662
                                       Attn.:  Barrett Wissman

    With a copy to:          HW Partners, L.P.
                             1601 Elm Street
                             4000 Thanksgiving Tower
                             Dallas, Texas 75201
                             Telephone:  (214) 720-1600
                             Fax:  (214) 720-1662
                             Attn.:  Barrett Wissman




BRIDGE SECURITIES PURCHASE AGREEMENT - Page 55
(Visual Edge Systems Inc.)

Schedule I    -    Pro Rata Portion of Securities
Schedule II   -    Capitalization of the Company
Schedule III  -    Leases
Schedule IV   -    Subsidiaries
Exhibit A          -    Form of Convertible Note
Exhibit B          -    Form of Notice of Conversion - Notes
Exhibit C          -    Notice of Conversion - Preferred
Exhibit D          -    Form of Notice of Exercise
Exhibit E          -    Form of Registration Rights Agreement
Exhibit F          -    Form of Transfer Agent Agreement
Exhibit G          -    Form of Warrant







BRIDGE SECURITIES PURCHASE AGREEMENT - Page 56
(Visual Edge Systems Inc.)

                                   SCHEDULE 1

                               CONVERTIBLE NOTES
================================================================================
         Name                    Purchase Price         Aggregate Principal
                                                           Amount of Notes
--------------------------------------------------------------------------------
Infinity Investors Limited         $4,500,000                $4,500,000
--------------------------------------------------------------------------------
Infinity Emerging
Opportunities Limited              $1,000,000                $1,000,000
--------------------------------------------------------------------------------
Sandera Partners, L.P.             $1,000,000                $1,000,000
--------------------------------------------------------------------------------
Lion Capital Partners, L.P.        $1,000,000                $1,000,000
--------------------------------------------------------------------------------
TOTAL                              $7,500,000                $7,500,000
                                   ==========                ==========
================================================================================



                                 GRANT SHARES
================================================================================
       Name                    Number of Shares            Purchase Price
                                                          ($.01 per share)
--------------------------------------------------------------------------------
Infinity Investors Limited         56,207                      $562
--------------------------------------------------------------------------------
Infinity Emerging
Opportunities Limited              12,490                      $125
--------------------------------------------------------------------------------
Sandera Partners, L.P.             12,490                      $125
--------------------------------------------------------------------------------
Lion Capital Partners, L.P.        12,490                      $125
--------------------------------------------------------------------------------
TOTAL                              93,677                      $937
                                   ======                      ====
================================================================================


                                  WARRANTS
================================================================================
        Name                                          Number of Shares
--------------------------------------------------------------------------------
Infinity Investors Limited                                60,000
--------------------------------------------------------------------------------
Infinity Emerging
Opportunities Limited                                     13,334
--------------------------------------------------------------------------------
Sandera Partners, L.P.                                    13,334
--------------------------------------------------------------------------------
Lion Capital Partners, L.P.                               13,334
--------------------------------------------------------------------------------
TOTAL                                                    100,000
                                                         =======
================================================================================